EXHIBIT 4.14

August 8, 2002

U S Liquids, Inc.
411 N. Sam Houston Pkwy E.
Suite 400
Houston, Texas 77006

     Re: Consent under Credit Agreement

Ladies/Gentlemen:

     Please refer to the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as amended, the “Credit Agreement”) among U S Liquids, Inc. (the “Company”), various financial institutions and Bank of America, N.A. (f/k/a Bank of America National Trust and Savings Association), as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the respective meanings given to them in the Credit Agreement.

     The Required Banks agree that, notwithstanding anything to the contrary contained in Sections 10.23 and 10.24 of the Credit Agreement, (a) the net book value of all property of the Company and its Subsidiaries located at the Ethanol Plant Site, 3500 Highway 555, Bartow, Florida, 33830 shall not exceed $1,750,000 at any time and (b) Parallel Products of Florida, Inc. may not own assets (other than accounts receivable) with a net book value in excess of $1,750,000.

     This letter agreement may be executed by the parties hereto on separate counterparts. This letter agreement shall become effective when the Administrative Agent has received counterparts hereof executed by the Required Banks and the Company. This letter agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

     This letter agreement is limited to the matters specifically set forth herein and shall not be deemed to constitute a waiver or consent with respect to any other matter whatsoever. Except as specifically set forth herein, the Credit agreement herein, the Credit Agreement shall remain in full force and effect and is hereby ratified in all respects.

Very truly yours,

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kristine Thennes

Name: Kristine Thennes Title: Vice President

BANK OF AMERICA, N.A., as a Bank

By:	/s/ Steven R. Arentsen

Name: Steven R. Arentsen Title: Senior Vice President

FLEET NATIONAL BANK, as Syndication Agent and as a Bank

By:	/s/ David C. Brecht

Name: David C. Brecht Title: Vice President

BANK ONE, NA

By:	/s/ Dennis Warren

Name: Dennis Warren Title: First Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ N. Bell

Name: N. Bell Title: Senior Manager

UNION BANK OF CALIFORNIA

By:

Name:
Title:

COMERICA BANK

By:

Name:
Title:

WELLS FARGO BANK, N.A.

		By:	/s/ Larry Clayton

		Name: Title:	Larry Clayton Vice President

BNP PARIBAS

By:

Name:
Title:

By:

Name:
Title:

ACKNOWLEDGED AND AGREED:

U S LIQUIDS INC.

By:	/s/ Steve Read

Name: Title:	Steve Read Vice President & Treasurer